APPENDIX A

                   AUDIT COMMITTEE CHARTER

  I.    Composition  of  the  Audit  Committee:   The  Audit
  Committee of Brinker International, Inc. (the "Company") shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise "independent"
  under the rules of the New York Stock Exchange, Inc.   The
  Board shall designate one member of the committee as its chairperson and one as its vice-chair. The Board shall determine that each member is "financially literate", and that at least one member of the Audit Committee shall have "accounting or related financial management expertise," as such qualifications are interpreted by the Board of Directors in its business judgment.

       No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee and discloses this determination in the Company's annual proxy statement. No director may serve as chairperson or as a voting member of the Audit Committee if such director is a beneficial owner of 20% or more of the Company's voting stock (or is a general partner, controlling shareholder or officer of such a beneficial owner), but such a director may serve as a non-voting member of the Audit Committee.

       No member of the Audit Committee may receive any compensation from the Company other than (i) director's fees (including cash, stock, restricted stock and/or stock options), (ii) a pension or other deferred compensation for prior service that is not contingent on future service, and (iii) any other regular benefits that other directors receive.

  II. Purposes of the Audit Committee: The purposes of the Audit Committee are to:

      A. Assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and
          (iv) the performance of the independent auditors and the Company's internal audit function; and

      B. Prepare the report required of the Audit Committee pursuant to the rules of the Securities and Exchange
           Commission (the "SEC") for inclusion in the Company's annual proxy statement.

      The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements prior to the filing of the annual report on Form 10-K, review of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information,
  (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors), and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

      The independent auditors shall submit to the Company annually a formal written statement (the "Auditors' Statement") describing, to the extent permitted under applicable auditing standards: the auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

      The independent auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each service.

   III. Meetings of the Audit Committee: The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately at least quarterly with management, the director of the internal auditing department and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

        A.   With respect to the independent auditors,

             i.   to retain and terminate the independent auditors;

             ii. to approve all audit engagement fees and terms, as well as all significant non-audit engagements;

            iii. to ensure that the independent auditors prepare and
                 deliver annually an Auditor's Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

            iv. if applicable, to consider whether the independent auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the independent auditors, and is in compliance with applicable laws and regulations.

            v. to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

            vi. to discuss with management the timing and process for implementing the rotation of the lead audit partner of the audit firm itself;

            vii. to take into account the opinions of management and the
                 Company's internal auditors in assessing the independent auditors' qualifications, performance and independence; and

           viii. to instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders.

        B.   With respect to the internal auditing department,

             i. to review the appointment and replacement of the director of the internal auditing department; and

             ii. to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto.

         C. With respect to financial reporting principles and policies and internal audit controls and procedures,

              i. to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

              ii. to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

                a. deficiencies noted in the audit in the design or operation of internal controls;

                b.   consideration of fraud in a financial statement audit;

                c.   detection of illegal acts;

                d. the independent auditor's responsibility under generally accepted auditing standards;

                e.   any restriction on audit scope;

                f.   significant accounting policies;

                g.   significant issues discussed with the national office;

                h.   management judgments and accounting estimates;

                i.   adjustments arising from the audit;

                j. the responsibility of the independent auditor for other information in documents containing audited financial statements;

                k.   disagreements with management;

                l.   consultation by management with other accountants;

                m. major issues discussed with management prior to retention of the independent auditor;

                n. difficulties encountered with management in performing the audit;

                o. the independent auditor's judgments about the quality of the Company's accounting principles;

                p. reviews of interim financial information conducted by the independent auditor; and

                q. the responsibilities, budget and staffing of the Company's internal audit function.

            iii. To meet with management, the outside auditors and, if appropriate, the director of the internal auditing department:

                a.   to discuss the scope of the annual audit;

                b. to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

                c. to discuss any significant matters arising from any matters referred to above, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements;

                d. to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activity or access to requested information and any significant disagreements with management;

                e. to discuss any noted or proposed accounting adjustments that were not made and any communication between the independent auditor and its national office;

                f. to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders;

                g. to discuss any significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors, the internal auditing department or management;

                h. to discuss, as appropriate: (1) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alterna-tive GAAP methods on the financial statements; (2) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial state-ments of the Company; and (3) any other major issues regarding accounting principles and financial statements; and

                i. to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

            iv. to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

            v. to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements or the Company's compliance policies, including material notices to or inquiries received from governmental agencies;

            vi. to discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, which discussions may occur after issuance;

            vii. to establish hiring policies for employees or former
                 employees of the outside auditors; and

           viii. to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

        D.   With respect to reporting and recommendations,

            i. to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

            ii. to review this Charter at least annually and recommend any changes to the full Board of Directors;

            iii. to report its activities to the full Board of Directors on a regular basis and to make recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

            iv. to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this Charter, and set forth the goals and objectives of the Audit Committee for the upcoming year. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

  V. Delegation to Subcommittee: The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

  VI. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or management.